Michael K. Devlin                                     Immediately
               Senior Vice President
               (617) 628-4000

                 CENTRAL BANCORP REPORTS FIRST QUARTER EARNINGS

      SOMERVILLE, MASSACHUSETTS, July 31, 2003-- Central Bancorp, Inc.
(NASDAQ: CEBK) today reported net income of $1,288,000, or $0.83 per diluted share, for the three months ended June 30, 2003, compared to $1,027,000, or $0.63 per diluted share, for the corresponding quarter in the prior fiscal year. The primary reason for the current quarter's improved performance is the previously announced settlement of the Company's REIT-related tax liability with the Massachusetts Department of Revenue. As a result of this settlement, the Company recovered $374,000 of income taxes accrued in the fourth quarter of fiscal 2003. Exclusive of the foregoing significant item, pro forma earnings were $914,000 for the quarter ended June 30, 2003, compared to $1,027,000 for the corresponding quarter in the prior fiscal year.

      For the quarter ended June 30, 2003, the Company experienced a decrease in net interest income of $171,000 and a reduction in its net interest margin of 20 basis points to 3.55%, as compared to the quarter ended June 30, 2002. With the decline in rates on residential mortgage loans to a 45-year low, the Company elected to sell virtually all of its current production of such loans. The proceeds of these sales were held in short-term investments at June 30, 2003, at an average yield of approximately 1%, leading to the decrease in both net interest income and margin. The Company recognized gains on the sale of mortgage loans of $141,000 during the current quarter.

      John D. Doherty, Chairman, President & Chief Executive Officer, stated, "The continuing decline in interest rates during the quarter to historically low levels has presented a significant challenge to the maintenance of net interest margin for the

                                  (continued)

Central Bancorp, Inc.
Page 2 of 3



community banking industry. We believe our decision to sell all conforming fixed-rate residential mortgage loans was prudent even though it has had an adverse impact on net interest margin. With the recent increase in longer-term rates, we believe that more acceptable alternatives to short-term investments will become available during the remainder of the year. Nonetheless, we anticipate continuing downward pressure on the net interest margin in fiscal 2004."

      During the current quarter, the Company originated $15.8 million in commercial real estate loans. At June 30, 2003, the Company had nearly $150 million in outstanding commercial real estate loans and construction loans, representing 40% of the total loan portfolio. Loan quality continued to be outstanding with no loans delinquent in excess of 90 days at June 30, 2003.

      Central Bancorp, Inc., is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices and one limited-service high school branch in suburban Boston.

                           (See accompanying tables.)

--------------------------------------------------------------------------------
     This press release contains financial information determined by methods other than in accordance with accounting methods generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature. Because these items and their impact on the Company's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance which may be presented by other companies.

     This press release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.
--------------------------------------------------------------------------------

Central Bancorp, Inc.
Page 3 of 3

                                                                    CENTRAL BANCORP, INC.
                                                                CONSOLIDATED OPERATING DATA
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        Quarter Ended
                                                                           June 30,
                                                                  ----------------------------
                                                                       2003           2002
                                                                  ----------------------------
                                                                           (Unaudited)

                   Net interest and dividend income              $   4,109          $ 4,280

                   Provision for loan losses                            50               --

                   Gain on sale of loans                               141               --

                   Other non-interest income                           273              223

                   Non-interest expenses                             3,003            2,891
                                                                  --------          -------

                      Income before taxes                            1,470            1,612

                   Provision for income taxes                          182              585
                                                                  --------          -------

                      Net income                                  $  1,288          $ 1,027
                                                                  ========          =======

                   Earnings per share:

                      Basic                                       $   0.83          $  0.64
                                                                  ========          =======

                      Diluted                                     $   0.83          $  0.63
                                                                  ========          =======

                   Weighted average number of
                     shares outstanding:
                     Basic                                           1,546            1,606
                                                                  ========          =======

                     Diluted                                         1,559            1,625
                                                                  ========          =======


                   RECONCILIATION OF GAAP EARNINGS
                     TO PRO FORMA EARNINGS:
                   Net income per GAAP                             $ 1,288          $ 1,027
                   Impact of REIT legislation, net of taxes           (374)              --
                                                                   -------          -------
                     Pro forma earnings                            $   914          $ 1,027
                                                                   =======          =======

                                                                CONSOLIDATED BALANCE SHEET DATA
                                                                        (IN THOUSANDS)

                                                                  June 30,       March 31,
                                                                     2003           2003
                                                                  --------------------------
                                                                 (UNAUDITED)

                   Total assets                                  $ 478,057        $ 477,208
                   Total loans (1)                                 377,929          390,464
                   Allowance for loan losses                         3,354            3,284
                   Deposits                                        286,855          287,959
                   Borrowings                                      144,400          144,576
                   Stockholders' equity                             41,761           39,443

                   (1) Includes loans held for sale of $5,051 and $647 at June 30, 2003 and March 31, 2003, respectively.
